                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 INGERSOLL RAND
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

            [LOGO]
                                                     World Headquarters
_________________________________
                                                     Ingersoll-Rand Company
                                                     Woodcliff Lake, New Jersey
07675-8738

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of Ingersoll-Rand Company will be held on Friday, April 24, 1998, at 11:00 a.m., local time, at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, for the following purposes:

        1. To elect three directors of the Second Class to hold office for three years.

        2. To act upon the adoption of the Company's Incentive Stock Plan of 1998.

        3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for 1998.

        4. To transact such other business as may be incident to or properly come before the Annual Meeting or any adjournments thereof.

    The transfer books will not be closed, but only shareholders of record at the close of business on February 27, 1998 are entitled to notice of and to vote at the Annual Meeting.

    A map showing the location of the Company's executive offices, as well as necessary travel information, follows this Notice and Proxy Statement.

    You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. Since it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on the Company's stock records. Therefore, you may receive more than one proxy. PLEASE VOTE, DATE, SIGN AND RETURN ALL PROXIES RECEIVED.

    Shares held for the account of shareholders participating in the Company's Automatic Dividend Reinvestment and Cash Payment Plan will be voted by such Plan's administrator in the same manner as directed on the enclosed proxy. If a shareholder participating in the Automatic Dividend Reinvestment and Cash Payment Plan does not return a proxy, the shares held for such shareholder's account in such Plan will not be voted.

                                          By Order of the Board of Directors

                                          R.G. Heller
                                          SECRETARY

Dated: March 12, 1998

                             INGERSOLL-RAND COMPANY
                                 P.O. BOX 8738
                        WOODCLIFF LAKE, NEW JERSEY 07675

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited by the Board of Directors of the Company in connection with the Annual Meeting to be held on April 24, 1998. It and this Proxy Statement are being sent to shareholders beginning on or about March 12, 1998. Proxies in the accompanying form which are properly executed and received by the Secretary prior to the Annual Meeting will be voted. The Company has retained Georgeson & Co. to assist in the solicitation of proxies personally and by telephone at a cost of $10,000 plus expenses. In addition, certain officers and other employees of the Company, without extra remuneration, may assist in the solicitation. The cost of solicitation will be borne by the Company.

                             REVOCABILITY OF PROXY

    A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

                               VOTING SECURITIES

    The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on February 27, 1998. There were outstanding and entitled to vote on such date 165,734,876 shares of Common Stock, each of which is entitled to one vote.

    In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder may cumulate such voting power as such shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of such shareholder's votes, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights.

    The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors. The affirmative votes of the holders of a majority of the votes cast at the Annual Meeting will be required to adopt the Company's Incentive Stock Plan of 1998, provided that a majority of the outstanding shares votes on such proposal. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, as well as shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter, as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.

                            1. ELECTION OF DIRECTORS

    It is intended that the proxies will be voted for the election of Constance
J. Horner, Orin R. Smith and J. Frank Travis as directors of the Second Class for a term of three years. If, for reasons not now known, any of said nominees is not a candidate when the Annual Meeting takes place, it is intended that such proxies will be voted for the election of the other nominees named and may be voted for any substitute nominees. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholders, makes such action necessary or desirable.

    Information with respect to each nominee and each director whose term of office will continue after the Annual Meeting is as follows:

JOSEPH P. FLANNERY

    Mr. Flannery has been Chairman, President and Chief Executive Officer of Uniroyal Holding, Inc., a holding company, since 1986. He was also a partner in Clayton & Dubilier, an investment firm, from 1988 to 1990. Mr. Flannery served as Chairman, President and Chief Executive Officer of Uniroyal, Inc., a manufacturer of chemicals, tires, engineered products and leisure products, from 1982 to 1986. He is also a director of APS, Inc., Arvin Industries, Inc., K Mart Corporation, Newmont Gold Company, Newmont Mining Corporation and The Scotts Company. Mr. Flannery, who is 65 years old, became a director of the Company in 1986. His current term expires in 2000. Member of Audit, Finance and Compensation and Nominating Committees.

CONSTANCE J. HORNER

    Mrs. Horner has been a Guest Scholar at The Brookings Institution since 1993. She served at the White House as Assistant to the President and Director of Presidential Personnel from 1991 to 1993, and as Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991. She is also a director of Foster Wheeler Corporation, Pfizer Inc. and The Prudential Insurance Company of America. Mrs. Horner, who is 56 years old, became a director of the Company in 1994. She is a candidate for a three-year term. Member of Corporate Affairs and Finance Committees.

H. WILLIAM LICHTENBERGER

    Mr. Lichtenberger has been Chairman and Chief Executive Officer of Praxair, Inc., an industrial gases company, since 1992. He previously served as a Vice President of Union Carbide Corporation ("Union Carbide") from 1986 to 1990, and as the President and Chief Operating Officer of Union Carbide from 1990 until his resignation in 1992 in connection with the spinoff of Praxair, Inc. from Union Carbide. He is also a director of Olin Corporation. Mr. Lichtenberger, who is 62 years old, became a director of the Company in 1995. His current term expires in 1999. Member of the Audit, Compensation and Nominating and Finance Committees.

THEODORE E. MARTIN

    Mr. Martin has been President and Chief Executive Officer of Barnes Group, Inc., a manufacturer and distributor of precision springs and custom metal parts, since 1995. From 1990 until 1995, he held several executive positions with Barnes Group, Inc. and has served as a director of that company since 1993. He is also a director of RJR Nabisco Holdings Corporation and Unisys Corporation. Mr. Martin, who is 58 years old, became a director of the Company in 1996. His current term expires in 2000. Member of Corporate Affairs and Finance Committees.

JAMES E. PERRELLA

    Mr. Perrella has been Chairman and Chief Executive Officer of the Company since 1993. He has also served as President of the Company since 1992, prior to which he served as an Executive Vice President of the Company. He is also a director of Becton Dickinson and Company and Cincinnati Milacron, Inc. Mr. Perrella, who is 62 years old, became a director of the Company in 1992. His current term expires in 1999.

ORIN R. SMITH

    Mr. Smith has been Chairman and Chief Executive Officer of Engelhard Corporation, a provider of specialty chemical products, engineered materials and industrial commodities management services for various industries, since 1995. He previously served as President and Chief Executive Officer and a director of Engelhard Corporation from 1984 to 1995. He is also a director of Minorco, The Perkin-Elmer Corporation, The Summit Bancorporation and Vulcan Materials Company. Mr. Smith, who is 62 years old, became a director of the Company in 1995. He is a candidate for a three-year term. Member of the Audit, Compensation and Nominating and Corporate Affairs Committees.

RICHARD J. SWIFT

    Mr. Swift has been Chairman, President and Chief Executive Officer of Foster Wheeler Corporation, a provider of design, engineering, construction, manufacturing, management and environmental services, since 1994. He previously held several executive positions with Foster Wheeler Corporation, including serving as its President and Chief Operating Officer from 1992 to 1994. He is also a director of Public Service Enterprise Group Incorporated. Mr. Swift, who is 53 years old, became a director of the Company in 1995. His current term expires in 2000. Member of the Audit and Compensation and Nominating Committees.

J. FRANK TRAVIS

    Mr. Travis has been Vice Chairman of the Board of Directors of the Company since 1996. He previously served as an Executive Vice President of the Company from 1993 to 1996, and as a Vice President from 1990 to 1993. In addition, from 1994 to 1995 he served as President of the Company's Bearings and Components Group. Mr. Travis, who is 62 years old, became a director of the Company in 1996. He is a candidate for a three-year term.

TONY L. WHITE

    Mr. White has been Chairman, President and Chief Executive Officer of The Perkin-Elmer Corporation, a developer, manufacturer and marketer of life science systems and analytical instruments used by a variety of industries, since 1995. He previously held numerous positions with Baxter International Inc., including serving as an Executive Vice President from 1993 to 1995. He is also a director of C. R. Bard, Inc. Mr. White, who is 51 years old, became a director of the Company in February 1997. His current term expires in 1999. Member of the Audit and Corporate Affairs Committees.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of February 27, 1998, the beneficial ownership of the Company's Common Stock by (i) each of the directors of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

                                                                      SHARES      DEFERRED
                                                                        OF          SHARE
                                                                   COMMON STOCK     UNITS
NAME                                                                  (A)(B)         (C)
----------------------------------------------------------------  --------------  ---------
J. P. Flannery..................................................          6,000       7,542
F. W. Hadfield..................................................         91,257(d)     7,295
C. J. Horner....................................................            796       2,716
B. D. Jellison..................................................        107,321      21,543
H. W. Lichtenberger.............................................          6,000       3,086
T. E. Martin....................................................            750       2,259
J. E. Perrella..................................................        728,711(e)   100,587
N. J. Pishotti..................................................          9,684       1,364
O. R. Smith.....................................................          6,000       5,659
R. J. Swift.....................................................          5,250       1,967
J. F. Travis....................................................        404,489(f)    64,387
T. L. White.....................................................            750       1,974
All directors and executive officers as a group
  (26 persons)..................................................      2,442,553(g)   309,411

------------------------

(a) Unless otherwise indicated, all shares are held directly. No director or executive officer of the Company owns as much as 1% of the outstanding Common Stock.

(b) Includes shares held by the trustee under the Company's Leveraged Employee Stock Ownership Plan and Savings and Stock Investment Plan for the benefit of executive officers as follows: F.W. Hadfield, 0 shares; B.D. Jellison, 8,741 shares; J.E. Perrella, 44,467 shares; N.J. Pishotti, 684 shares; J.F. Travis, 23,659 shares; and all executive officers as a group, 165,283 shares. Also included are shares which directors and executive officers had the present right to acquire under the Company's Incentive Stock Plans as follows: J.P. Flannery, 4,500 shares; F.W. Hadfield, 45,000 shares; C.J. Horner, 0 shares; B.D. Jellison, 97,500 shares; H.W. Lichtenberger, 4,500 shares; T.E. Martin, 0 shares; J.E. Perrella, 585,000 shares; N.J. Pishotti, 0 shares; O.R. Smith, 4,500 shares; R.J. Swift, 4,500 shares; J.F. Travis, 345,000 shares; T.L. White, 0 shares; and all directors and executive officers as a group, 1,869,000 shares.

(c) In the case of non-employee directors these amounts represent shares earned and vested under the Director Deferral Plan (referred to below under the caption "Board of Directors and Committees"). In the case of executive officers these amounts represent (i) shares earned and vested under the Company's Executive Deferred Compensation and Stock Bonus Plan (the "Executive Deferral Plan") and (ii) shares in respect of vested stock awards deferred at the election of the executives.

(d) Includes 1,932 shares of Common Stock owned by Mr. Hadfield's wife and Mr. Hadfield disclaims beneficial ownership of all such shares.

(e) Includes 29,494 shares of Common Stock owned by a family foundation of which Mr. Perrella and his wife are the trustees and Mr. Perrella disclaims beneficial ownership of such shares.

(f) Includes an aggregate of 12,075 shares owned by members of Mr. Travis' family and Mr. Travis disclaims beneficial ownership of all such shares.

(g) The shares of Common Stock beneficially owned by all directors and executive officers as a group aggregated approximately 1.46% of the total outstanding Common Stock. This includes an aggregate of 46,555 shares of Common Stock owned by members of the families of such individuals or by family foundations, as to which such directors and executive officers disclaim beneficial ownership.

    The following table sets forth each shareholder which, as of February 27, 1998, is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

                    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENT OF
                    BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP     CLASS
------------------------------------------------------------  --------------------  -----------
Chase Manhattan Corporation.................................         9,856,230(a)         5.95%
One Chase Manhattan Plaza
New York, New York 10081

FMR Corp....................................................        12,786,639(6)         7.72%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(a) Of these shares 9,075,080 are held as trustee of the Company's Leveraged Employee Stock Ownership Plan and Savings and Stock Investment Plan for the benefit of participants in such plans. The balance of 781,150 shares is held in various investment funds managed by Chase Manhattan.

(b) FMR Corp. has sole investment power as to all except 600 of such shares. In addition, as to 1,679,629, FMR Corp. has sole voting power.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held ten meetings during 1997. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he or she was a member.

    Directors who are not employees of the Company receive an annual retainer of $30,000 and $1,000 for attendance at each Board or Committee meeting, except that Committee chairs receive $2,000 per Committee meeting. In addition, each non-employee director is annually granted options to purchase 2,250 shares of the Company's Common Stock.

    Under the Company's Directors Deferred Compensation and Stock Award Plan (the "Director Deferral Plan"), each non-employee director is credited annually with units representing 600 shares of the Company's Common Stock, such credit being made to an account maintained for each non-employee director (a "Deferred Compensation Account"). The Director Deferral Plan also permits non-employee directors to defer all or a portion of the retainer and meeting fees to which they are entitled. The Company makes a supplemental contribution equal to 20% of the retainer and meeting fees so deferred and all such amounts are credited to the director's Deferred Compensation Account. Each director is fully vested in amounts credited to the director's Deferred Compensation Account, except that the Company's 20% supplemental contributions in respect of deferred fees are not vested until five years after crediting or, if earlier, the cessation of the director's service on the Board of Directors by reason of death or normal retirement (i.e., age 70 or 15 years of Board service). All distributions under the Director Deferral Plan are made in the form of shares of Company Common Stock equal to the number of units credited to the director's Deferred Compensation Account.

    The Audit Committee held four meetings during 1997. The functions of this Committee are to recommend to the Board the public accounting firm to be appointed the Company's independent auditors, to review the scope of the audit and the findings of the independent auditors, to review with Company officers the internal audit department activities and any actions taken in response to recommendations of the independent auditors, to make appropriate periodic reports to the Board relating to the Committee's activities and to render such advice and recommendations in connection with the foregoing matters as it deems necessary.

    The Compensation and Nominating Committee held four meetings during 1997. The functions of this Committee are to establish the Company's executive compensation policies, to review the compensation of officers and key employees, to recommend or approve changes in compensation within the limits of the Committee's authority, to review and recommend changes in the Company's employee benefit programs and management succession plans and to recommend to the Board nominees for election as directors and officers and for appointment to the committees of the Board. The Committee also administers and supervises the Company's Incentive Stock Plans and the Management Incentive Unit Plan.

    While the Compensation and Nominating Committee does not actively solicit names of candidates for nomination to the Board, it will review and consider any proposed nominations submitted in writing by the shareholders of the Company. Shareholders may submit such recommendations to the Secretary of the Company.

    The Corporate Affairs Committee held two meetings during 1997. The functions of this Committee are to review the Company's policies on public issues having broad social significance, the implementation of those policies, and the Company's conduct of its business as a responsible corporate citizen.

    The Finance Committee held four meetings during 1997. The functions of this Committee are to direct the investment policies of all retirement plans of the Company and its subsidiaries (including the Company's Savings and Stock Investment Plan), and to review the Company's annual finance plan, proposed borrowings and securities issuances, and dividend and cash management policies.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

    The Company's executive compensation program is administered by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee"), which is composed of the individuals listed below, each of whom is an independent non-employee director. The Compensation Committee has responsibility for the Company's executive officer compensation program, including the approval of salary increases and annual bonuses, and the granting of stock options, stock awards and Management Incentive Units ("MIUs"), in accordance with the terms of the respective plans governing such grants, to executive officers who are not also directors of the Company. It also has responsibility for making recommendations to the members of the Board of Directors who have not participated in the executive compensation program regarding salary increases, the payment of annual bonuses, and the granting of stock options, stock awards and MIUs to executive officers who also are directors of the Company.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

    The Compensation Committee's executive officer compensation policies are based on the belief that the interests of the Company's executive officers should be aligned with those of the Company's shareholders. The policies relate compensation to both short-term (annual) and long-term financial performance of the Company, as well as to long-term shareholder returns. Compensation policies also incorporate a pay-at-risk component to achieve these ends.

    The objectives which guide policy development are to (a) provide a total compensation package that will attract, motivate and retain as senior management exceptionally talented individuals who are essential for building shareholder value on a long-term basis, (b) establish annual incentives for members of senior management that are directly tied to the overall financial performance of the Company and to their respective individual performances and (c) create long-term incentives to focus executives on managing from the viewpoint of an owner with an equity stake in the business, thereby aligning executive compensation with the returns realized by the Company's shareholders. While many compensation determinations are based upon objective criteria, certain of such determinations include subjective elements.

    The objectives described above are generally accomplished through a mix of compensation components, targeted degrees of competitiveness and direct linkages to Company financial performance. The value of the variable compensation components (annual cash incentive payments plus stock options and stock awards) is directly linked to the financial performance of the Company and to the value of the Company's Common Stock. Thus, alignment of the interests of the shareholders and of the executives is achieved.

    The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices and pay levels of other similar companies. These comparisons are conducted continuously throughout the year through a variety of methods such as direct analysis of peer company proxy statements, compilation of survey data published by several outside consulting firms, and customized compensation surveys performed by outside consulting firms. The companies included in these compensation surveys are not necessarily the same as those comprising the Standard & Poor's Machinery-Diversified Index referred to below under the caption "Performance Graph," although some of the companies comprising such Index are included in the compensation surveys.

    Salary increases normally are granted annually to executive officers by the Compensation Committee based upon individual performance, the Compensation Committee's evaluation of general U.S. industry salary trends derived from surveys and various business publications and the salaries paid for comparable positions in the surveyed corporations referred to above. Weighing of these salary determination factors varies because each salary determination is based upon an individual's particular circumstances.

    Executive officers with direct responsibility for business unit operations may receive annual bonuses under the terms of written performance agreements established early each year. The agreements for 1997 provided that a bonus equal to 35-50% of salary would be payable if their respective group operations met certain pre-established operating income and asset management targets, and an additional 30-45% of salary (to a maximum of 80% of salary) would be payable for substantially exceeding those targets. In addition, a discretionary bonus of up to 20% of salary would be payable based upon subjective criteria applicable to the respective operations managed by these executive officers. The total bonus could be increased by up to 25% based on the Company's achievement of a pre-established earnings per share objective during the particular year.

    Other executive officers, including those responsible for staff functions, may receive annual bonuses based upon both the Company's and their individual performance during each such year. The determination of the amount of any bonus payable to these other executive officers is subjective. In fixing such bonus awards, the Compensation Committee considers not only the Company's earnings per share performance in the particular year compared to the preceding year and to the earnings per share goal established at the start of the particular year, but also the individual's contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account as are the prevailing pay levels for similar positions in similar companies.

    The Company's Senior Executive Performance Plan (the "SEPP") limits the bonuses which may be awarded to participants in the SEPP, who consist of the chief executive officer plus the four other highest compensated executive officers (as determined under Securities Exchange Act regulations). Bonuses to SEPP participants are limited to their respective allocated shares of the SEPP's Performance Bonus Pool for the year in question.

    The Company's executive officer compensation program provides for a substantial component of total executive officer compensation to reflect the returns realized by shareholders and the degree to which future performance targets are met. This equates the long-term interests of the Company's executive officers with those of the Company's shareholders and is accomplished through the following long-term incentive programs:

        (a) Stock options under the Company's Incentive Stock Plans generally have been granted annually at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and are exercisable over the period beginning one year from the date of grant until the tenth anniversary of the grant.

        (b) Stock awards payable in the Company's Common Stock periodically have been granted under the Company's Incentive Stock Plans to executive officers and other key employees of the Company. Awards to executive officers normally are distributed upon vesting in three annual installments. Awards granted prior to 1997 provided that one-half would be paid only in the event the Company met pre-determined earnings per share objectives during the installment period and one-half would be conditioned on continued employment. Under the terms of all awards granted in 1997, distribution of 100% of the shares awarded to executive officers are contingent upon the Company's achievement of pre-determined earnings per share objectives. The objective for each year is established early in the year by the members of the Board of Directors who do not participate in the compensation program. In the event such earnings per share objectives are not met, payouts are made only at the discretion of the members of the Board of Directors who do not participate in the executive compensation program.

        (c) MIUs under the Management Incentive Unit Plan (the "MIU Plan") have been granted to executive officers during the course of their employment with the Company. This program recognizes the performance of individuals who have a high potential for growth in the future management of the Company. The number of MIUs granted to a particular individual is based upon the position responsibility of such individual within the Company, such individual's tenure in such position and with the Company, and an evaluation of the potential of such individual for future personal and professional growth. Weighing of the factors used in determining MIU grants varies because each grant is based upon an individual's particular circumstances. Under the MIU Plan, when cash dividends are paid on the Company's Common Stock, a participant is paid a cash amount equal to one-half of the dividends such participant would have received had the participant owned one share of Common Stock for each MIU granted to the participant. The remaining one-half of each cash dividend is credited to an account for the participant and is converted into so-called Common Stock equivalents (i.e., a unit or units equal to the number of shares of the Company's Common Stock which the cash dividend would have been able to purchase on the open market, based on the then current per share price). Dividends are credited on such Common Stock equivalents which also are held in the participant's MIU account. Amounts credited as Common Stock equivalents become vested after five years. Common Stock equivalents entitle the holder to receive upon retirement, as defined in the MIU Plan, cash equal to the fair market value of one share of Common Stock for each Common Stock equivalent credited to the participant's account.

        (d) The Executive Deferred Compensation and Stock Bonus Plan (the "Executive Deferral Plan") enables and encourages eligible executives to defer receipt of all or part of their Company annual cash bonus in exchange for Company Common Stock equivalents in an amount equal to 120% of the deferred amount. Vesting of the 20% supplemental amount is generally subject to the completion of five years of employment following the date of deferral. The Executive Deferral Plan is designed to increase stock ownership by executives and, as a condition of participation, executives agree to prescribed stock ownership guidelines which are expressed as multiples of their annual salary based on their roles and job levels. Distributions are in the form of Company Common Stock.

    The number of stock options and stock awards granted are based upon the position responsibility of each recipient and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to provide total opportunity, comprised of salary, annual incentives and long-term incentives, for executive officers within the third quartile of the pay levels for equivalent positions as determined through the survey processes discussed above. The Compensation Committee uses these guidelines in making its award grant determinations. New awards of both stock options and stock grants are issued without regard to the options or awards previously granted or still outstanding.

1997 CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee recommended, and the Board of Directors approved, a 14.5% salary increase effective December 1, 1997, for Mr. Perrella. This increase brought Mr. Perrella's salary level to $950,000, approximating the estimated average salary of the chief executives of the surveyed corporations referred to above.

    In addition, the Compensation Committee recommended that, in accordance with the SEPP, the Board approve a bonus to Mr. Perrella in respect of 1997 in an amount equal to 135% of his 1997 year-end salary. This recommendation, as well as the Board's subsequent award of that bonus, was based upon Mr. Perrella's contributions to the Company's 1997 operating results, which, for the fourth consecutive year exceeded the Company's earnings per share goals and produced a 6.3% increase in net earnings over 1996, establishing a record for the Company.

    During 1997, Mr. Perrella was also awarded stock options in respect of 135,000 shares of the Company's Common Stock which are exercisable beginning on May 7, 1998, at an exercise price of $33.67 per share, consistent with the guidelines described above (i.e., based upon his position responsibility and the long-term incentive practices of the surveyed corporations referred to above).

1997 COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

    During 1997, in accordance with the policies stated above, the executive officers named in the Summary Compensation Table, other than Mr. Perrella, were granted salary increases averaging approximately 13%. Bonus awards to Messrs. Travis, Hadfield, Jellison and Pishotti were granted pursuant to performance agreements of the type described above. Since in 1997 the operations or functions for which Messrs. Travis, Hadfield, Jellison and Pishotti were responsible exceeded their respective operating income, cost improvement and asset management goals and the Company achieved certain pre-established profit objectives, these individuals were awarded bonuses averaging approximately 117% of salary. Where applicable, the bonus awards were in accordance with the SEPP.

    The named executive officers were also granted stock options in respect of the Company's Common Stock, as indicated in the Summary Compensation Table and under the captions "Stock Options" and "Long-Term Incentive Plan Awards," in accordance with the practices referred to above.

SUMMARY

    The Compensation Committee believes the compensation program for the Company's executive officers is competitive with, and falls within the third quartile relative to, the compensation programs provided to similarly situated officers in the surveyed corporations. The Compensation Committee believes the bonus payments made to the executive officers named in the Summary Compensation Table below in respect of the year 1997 are appropriate and commensurate with the Company's 1997 financial and strategic performance and their respective individual achievements during the year. Based on information the Compensation Committee has been provided by consultants relative to the compensation practices of surveyed corporations, it believes the stock incentive compensation opportunities provided to these officers, in the form of stock awards and stock options, are also appropriate and are awarded in a manner fully consistent with the Company's strategy of basing a substantial component of total executive officer compensation on the total returns realized by the Company's shareholders.

                                          COMPENSATION AND NOMINATING
                                          COMMITTEE

                                          Joseph P. Flannery, Chairman
                                          H. William Lichtenberger
                                          Orin R. Smith
                                          Richard J. Swift

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the years ended December 31, 1995, 1996 and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the individuals named below:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                              --------------------------------------
                                                                                        AWARDS              PAYOUTS
                                          ANNUAL COMPENSATION                 ---------------------------  ---------
                            ------------------------------------------------                 SECURITIES
                                                               OTHER ANNUAL    RESTRICTED    UNDERLYING      LTIP       ALL OTHER
    NAME AND PRINCIPAL                  SALARY       BONUS     COMPENSATION   STOCK AWARDS  OPTIONS/SARS    PAYOUTS   COMPENSATION
         POSITION             YEAR        ($)         ($)         ($)(A)         ($)(B)        (#)(C)       ($)(D)         (E)
--------------------------  ---------  ---------  -----------  -------------  ------------  -------------  ---------  -------------
J.E Perrella..............       1997    840,000    1,282,000(f)      --          187,508(f)      135,000    405,000(g)   117,360
  Chairman of the                1996    738,333    1,050,000(f)      --          236,450(f)      135,000    366,750       97,680
  Board, President               1995    647,500      913,000         --           24,611         135,000    123,165       80,983
  and Chief
  Executive Officer
J.F. Travis...............       1997    426,667      648,000(f)      --          147,311(f)       90,000    225,000(g)    61,133
  Vice Chairman                  1996    366,667      480,000(f)      --          321,115(f)       90,000    148,000       45,500
                                 1995    328,833      437,500         --            8,849          60,000     71,138       39,065

F.W. Hadfield.............       1997    322,000      308,690(f)    64,260         74,929(f)       45,000    134,250        4,665
  Vice President                 1996    292,500      237,600       64,260         11,758(f)       45,000    110,000        3,510
                                 1995    265,500      130,000       76,019         10,941          45,000     64,363       24,983

B.D. Jellison.............       1997    228,833      291,250(f)      --           36,246(f)       45,000     77,746       27,436
  Vice President(h)              1996    206,333      197,765(f)      --           80,696(f)       37,500     50,024       16,077
                                 1995    186,000       61,875         --            4,781          30,000      8,010       18,043

N.J. Pishotti(i)..........       1997    249,250      260,905(f)     4,684          5,307(f)       27,000     89,500       38,630
  Vice President                 1996    234,750      223,125(f)    27,859          4,462(f)       27,000     74,000       59,315
                                 1995    160,096      132,188         --          173,750          27,000       --          6,150

------------------------

(a) These amounts represent (i) that portion of relocation benefit payments to Messrs. Hadfield and Pishotti which compensated them for the income taxes payable in respect of relocation compensation and (ii) perquisites in respect of Mr. Hadfield, including a housing allowance of $60,000 in 1995, 1996 and 1997. The relocation benefit amounts are reflected in the column headed "All Other Compensation."

(b) The amounts reflected as Restricted Stock Awards are composed of the following: (i) the portion of stock awards granted to Mr. Pishotti in 1995 and to Messrs. Travis and Jellison in 1996 to be issued subject to the continuation of employment of the named executives, (ii) the crediting of Common Stock equivalents to the accounts of such executives under the MIU Plan, (iii) for 1996 and 1997, amounts credited under the Executive Deferral Plan equal to 20% of the cash bonuses deferred by the named executives and
    (iv) for 1997, the crediting of additional Common Stock equivalents to accounts of the named executives under the Executive Deferral Plan arising from the reinvestment of dividend equivalents under that plan. The 1996 amount for Mr. Travis also includes a stock award which was based upon the performance of the Company in that year.

   The shares issuable during the three-year period beginning January 1, 1998, to the named executives under outstanding stock awards which are subject to continued employment and the years of vesting of such awards are as follows:

                                                                                   YEAR OF VESTING
                                                                         -----------------------------------
NAME                                                                       1998        1999         2000
-----------------------------------------------------------------------  ---------     -----        -----
J.E. Perrella..........................................................     16,875           0            0
J.F. Travis............................................................      9,000           0            0
F.W. Hadfield..........................................................      5,625           0            0
B.D. Jellison..........................................................      3,208           0            0
N.J. Pishotti..........................................................      3,750           0            0

   Dividend equivalents are paid in respect of such shares prior to their vesting. The issuance of the balance of the shares subject to the stock awards is contingent upon the attainment of earnings per share goals established by the Board of Directors (see footnote (d) below).

   The aggregate number and fair market value as of December 31, 1997 of all Common Stock equivalents credited to the accounts of the named executives under the MIU Plan and the shares issuable contingent upon the continued employment of the named executives are as follows:

                                                                                     FAIR MARKET
NAME                                                                     # SHARES     VALUE ($)
----------------------------------------------------------------------  -----------  -----------
J.E. Perrella.........................................................      38,645    1,565,123
J.F. Travis...........................................................      17,678      715,959
F.W. Hadfield.........................................................      15,347      621,554
B.D. Jellison.........................................................       6,692      271,026
N.J. Pishotti.........................................................       3,899      157,910

(c) Share amounts are adjusted to reflect the three-for-two stock split paid in the form of a 50% stock distribution on September 2, 1997.

(d) The amounts reflected in this column represent the value of the performance portion of stock awards distributed to the named executives. The shares subject to the performance portion of the stock awards are distributable if the Company achieves earnings per share goals established early each year. As indicated above under the caption "Report of Compensation and Nominating Committee," distribution of shares in respect of 50% of awards to executive officers prior to 1997 were contingent on Company performance. Distributions in respect of 100% of awards granted beginning in 1997 are contingent on Company performance.

(e) The amounts reflected in this column represent (i) Company contributions for the account of the named executive officers under the Company's Savings and Stock Investment Plan (the "SSIP") (which includes contributions under the Company's Leveraged Employee Stock Ownership Plan (the "LESOP")), as well as amounts credited to the accounts of such executive officers under the related supplemental plan, which provide benefits which would have been provided under the applicable tax-qualified plans but for Internal Revenue Code restrictions on such benefits, (ii) dividend equivalents paid to the named executive officers in respect of the performance portion of stock awards (see footnote (d) above) and (iii) relocation benefits paid to two of the executive officers named above. For 1997 such amounts were as follows:

                                                  SAVINGS PLAN
                                                   (INCLUDING
                                                  SUPPLEMENTAL                      RELOCATION
                                                 PLAN AND LESOP       DIVIDEND       BENEFITS
NAME                                            CONTRIBUTIONS ($)  EQUIVALENTS ($)      ($)
----------------------------------------------  -----------------  ---------------  -----------
J.E. Perrella.................................         94,500            22,860         --
J.F. Travis...................................         45,333            15,800         --
F.W. Hadfield.................................         --                 4,665         --
B.D. Jellison.................................         21,330             6,106         --
N.J. Pishotti.................................         18,895             3,110         16,625

(f) Pursuant to the Executive Deferral Plan, annual cash bonuses for 1996 and 1997 performance were deferred in exchange for Company Common Stock equivalents equal to 120% of the deferred amounts. Common Stock equivalents representing deferred cash bonuses are included in the "Bonus" column, while the 20% additional amounts are included in the column captioned "Restricted Stock Awards". The deferred cash bonus amounts for those executive officers named above who elected deferrals were as follows:

NAME                                                                      1996         1997
--------------------------------------------------------------------  ------------  ----------
J.E. Perrella.......................................................  $  1,050,000  $  769,200
J.F. Travis.........................................................       480,000     648,000
F.W. Hadfield.......................................................             0     308,690
B.D. Jellison.......................................................       125,000     150,000
N.J. Pishotti.......................................................        22,312      26,091

(g) Receipt of these amounts has been deferred at the election of the executives.

(h) Mr. Jellison was elected an Executive Vice President of the Company in February 1998.

(i) Mr. Pishotti joined the Company in April 1995.

STOCK OPTIONS

    The following tables contain information for the year 1997 concerning the grants to, and exercises by, the executive officers named above, of stock options under the Incentive Stock Plan of 1995 and the value of such options held by such executive officers as of December 31, 1997 (with amounts, where applicable, adjusted to reflect the three-for-two stock split paid on September 2, 1997, in the form of a 50% stock dividend):

                           OPTION/SAR GRANTS IN 1997

                                            NUMBER OF
                                           SECURITIES
                                           UNDERLYING        % OF TOTAL
                                          OPTIONS/SARS      OPTIONS/SARS        EXERCISE OR                 GRANT DATE
                                             GRANTED         GRANTED TO            BASE        EXPIRATION     VALUE
NAME                                         (#)(A)       EMPLOYEES IN 1997   PRICE ($)/(SH)      DATE        ($)(B)
----------------------------------------  -------------  -------------------  ---------------  -----------  ----------
J.E. Perrella...........................      135,000              6.15              33.67         5/6/07    1,112,400
J.F. Travis.............................       90,000              4.09              33.67         5/6/07      741,600
F.W. Hadfield...........................       45,000              2.05              33.67         5/6/07      370,800
B.D. Jellison...........................       45,000              2.05              33.67         5/6/07      370,800
N.J. Pishotti...........................       27,000              1.23              33.67         5/6/07      222,480

------------------------

(a) All options become fully exercisable on May 7, 1998.

(b) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions:

Expected volatility................................................     0.2155
Risk-free rate of return...........................................       6.58%
Dividend yield.....................................................       1.62%
Time of exercise (expected)........................................    4 years

 AGGREGATED OPTION/SAR EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION/SAR VALUE

                                                                                                  VALUE OF UNEXERCISED
                                         NUMBER OF                  NUMBER OF UNEXERCISED             IN-THE-MONEY
                                          SHARES                       OPTIONS/SARS AT               OPTIONS/SARS AT
                                        UNDERLYING      VALUE            12/31/97 (#)                 12/31/97 ($)
                                       OPTIONS/ SARS  REALIZED   ----------------------------  ---------------------------
NAME                                   EXERCISED (#)     ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------  -------------  ---------  -----------  ---------------  ------------  -------------
J.E. Perrella........................       --           --         585,000        135,000       10,029,300       922,050
J.F. Travis..........................       30,000      782,499     345,000         90,000        6,117,150       614,700
F.W. Hadfield........................       40,000      595,625      75,000         45,000        1,135,650       307,350
B.D. Jellison........................       --           --          97,500         45,000        1,517,505       307,350
N.J. Pishotti........................       18,000      202,500      --             27,000          --            184,410

LONG-TERM INCENTIVE PLAN AWARDS

    As described above in the Report of the Compensation and Nominating Committee, the Company, as part of its executive officer compensation program, has awarded shares of Company Common Stock under the Company's Incentive Stock Plans to executive officers and other key employees. For awards granted in 1997, distributions are contingent upon the Company's earnings per share performance during the payout period. The following table reflects the stock awards granted during 1997 to the executive officers named above:

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1997

                                                            PERFORMANCE      ESTIMATED FUTURE PAYOUTS UNDER
                                           NUMBER OF         OR OTHER
                                         SHARES, UNITS     PERIOD UNTIL       NON-STOCK PRICE BASED PLANS
                                              OR            MATURATION      --------------------------------
                                         OTHER RIGHTS      OR PAYOUT (A)       THRESHOLD (#)     TARGET (#)       MAXIMUM (#)
                                        ---------------  -----------------  -------------------  -----------  -------------------
J.E.Perrella..........................        75,000                (a)             --               75,000           --
J.F. Travis...........................        48,000                (a)             --               48,000           --
F.W. Hadfield.........................        22,500                (a)             --               22,500           --
B.D. Jellison.........................        15,000                (a)             --               15,000           --
N.J. Pishotti.........................        15,000                (a)             --               15,000           --

------------------------

(a) The shares subject to these stock awards are issuable in 1999-2001 based upon the earnings per share performance of the Company during 1998-2000.

RETIREMENT PLANS

    The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The pension plans provide for fixed benefits in the event of retirement at a specified age and after a specified number of years of service. All of the executive officers of the Company named above are eligible to participate in the Company's Pension Plan Number One (the "Pension Plan") and the Elected Officers Supplemental Program. The following table illustrates approximate annual pensions for retirements in 1998 under the Pension Plan and under the Elected Officers Supplemental Program computed as a straight life annuity, before the reductions specified in footnote
(a) below and based on the indicated assumptions:

    APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65 BEFORE OFFSETS (A)

                                                  15 YEARS
                                                     OF      20 YEARS OF  25 YEARS OF  30 YEARS OF  35 YEARS OF  40 YEARS OF
          FINAL AVERAGE COMPENSATION              SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
-----------------------------------------------  ----------  -----------  -----------  -----------  -----------  -----------
$ 500,000......................................     162,500     216,667      270,833      325,000      325,000      325,000
  600,000......................................     195,000     260,000      325,000      390,000      390,000      390,000
  700,000......................................     227,500     303,333      379,167      455,000      455,000      455,000
  800,000......................................     260,000     346,667      433,333      520,000      520,000      520,000
  900,000......................................     292,500     390,000      487,500      585,000      585,000      585,000
 1,000,000.....................................     325,000     433,333      541,667      650,000      650,000      650,000
 1,100,000.....................................     357,500     476,667      595,833      715,000      715,000      715,000
For each additional $100,000...................      32,500      43,334       54,166       65,000       65,000       65,000

------------------------

(a) Benefits payable to participants in the Pension Plan and the Elected Officers Supplemental Plan are reduced by (i) amounts attributable to the Company's contributions under the SSIP, the LESOP, and any related supplemental plan, and (ii) a portion of the Social Security benefits to which such participants are entitled.

    The credited years of service at December 31, 1997 for the individuals named above are as follows: Mr. Perrella, 36 years; Mr. Travis, 39 years; Mr. Hadfield, 33 years; Mr. Jellison, 23 years; and Mr. Pishotti, 3 years. The covered compensation as of December 31, 1997, for each of such individuals under the

Elected Officers Supplemental Program is as follows: Mr. Perrella, $1,823,000; Mr. Travis, $907,352; Mr. Hadfield, $494,189; Mr. Jellison, $401,143; and Mr.
Pishotti, $458,406.

OTHER POST-EMPLOYMENT ARRANGEMENTS

    The Company has entered into an arrangement with all of the executive officers named above whereby the Company is obligated to pay certain annual benefits for a ten-year period commencing upon normal retirement, so long as their employment with the Company is not terminated by the Company for cause (as defined), so long as they meet certain non-competition obligations and, in certain cases, so long as they retire from the Company at normal retirement age. In the event of death, the benefits are payable to the individual's estate to the extent not already paid. The annual benefits payable to each of such individuals are as follows: Mr. Perrella, $125,000; Mr. Travis, $100,000; Mr. Hadfield, $45,000; Mr. Jellison, $65,000; and Mr. Pishotti, $45,000. Under this arrangement, the Company is a beneficiary of life insurance policies on such executives and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program.

    The Company has also adopted a program which provides the executive officers named above (other than Mr. Hadfield) with life insurance coverage ranging from one times annual earnings (as defined) to two times annual earnings (increased in certain instances to account for income tax obligations payable in respect of such supplemental coverage).

    In 1997, Mr. Perrella waived his right to receive approximately $567,000 of distributions under the Elected Officers Supplemental Program. In connection with this waiver, the Company entered into an arrangement under which it purchased a life insurance policy on the life of Mr. Perrella, the proceeds of which are payable to designees of Mr. Perrella. The cost of the life insurance policy will not exceed the cost the Company would have incurred with respect to the distributions waived by Mr. Perrella.

CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into agreements with each of the executive officers named above, except Mr. Hadfield, which provide that if the employment of a particular executive officer is terminated (by the Company or, under certain circumstances, by the executive officer) within five years following a change in control of the Company (defined to include the acquisition by any person of 20% or more of the voting power of the Company's common stock or the disposition of substantially all the assets of the Company), the executive will receive a lump sum severance payment from the Company equal to three times the sum of (a) the executive's highest annual salary from the date of the change in control to the date of termination plus (b) the highest bonus paid the executive during the period beginning five years prior to the change in control and ending on the date of termination. In addition, the executive will receive an amount approximating the Company's contribution which would have been made for such executive's account under the SSIP (including the related supplemental plan) during the three years following termination of employment and will be entitled during such three-year period to continue to participate in the Company's welfare employee benefit programs. For purposes of calculating the executive's retirement benefits, five years will be added to both the executive's age and service with the Company. The agreements further provide that if the payments described above constitute "excess parachute payments" under applicable provisions of the Internal Revenue Code and related regulations, the Company will pay the executive an additional amount sufficient to place the executive in the same after-tax financial position the executive would have been in if the executive had not incurred the excise tax imposed under Section 4999 of the Internal Revenue Code in respect of excess parachute payments.

PERFORMANCE GRAPH

    The following graph compares for the five years ended December 31, 1997, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and with the cumulative total return on the Standard & Poor's Machinery-Diversified Index. The graph assumes that $100 was invested on December 31, 1992 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Machinery-Diversified Index and assumes the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF FIVE YEAR CUMULATIVE
Total Shareholder Return
                                         1992       1993       1994       1995       1996       1997
Ingersoll-Rand                            100        134        113        129        166        229
S&P 500                                   100        109        111        153        187        249
S&P Machinery                             100        148        144        177        222        293

TRANSACTIONS WITH MANAGEMENT

    Since January 1, 1997, the Company and its subsidiaries have engaged in transactions in the ordinary course of business with, or have used products or services of, a number of organizations in which the Company's directors have interests. The amounts involved have in no case been material in relation to the business of the Company and its subsidiaries and the Company believes that they have not been material in relation to the businesses of such other organizations or to the individual directors concerned. It is expected that the Company and its subsidiaries may continue to engage in similar transactions with such organizations in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York

Stock Exchange. To the Company's knowledge, based solely on its review of such forms received by the Company, or written representations that no other reports were required, for the year 1997 all Section 16(a) filing requirements were complied with, except that (a) R. A. Spohn inadvertently failed to report on a timely basis three transactions under the Company's Incentive Stock Plan of 1995 and (b) M.L. Walrath inadvertently failed to include on the Form 3 filed by Mr. Walrath in December 1997 the Common Stock equivalents credited to his account under the Executive Deferral Plan.

                  2. ADOPTION OF INCENTIVE STOCK PLAN OF 1998

    The Board of Directors is submitting to the shareholders for their approval the Incentive Stock Plan of 1998 (the "1998 Plan"). With certain modifications, the 1998 Plan is intended to continue the incentive arrangements established by the Incentive Stock Plan of 1995 (the "1995 Plan").

    The Company has had shareholder approved incentive compensation programs in existence since 1959 as a means of providing long-term incentives to key executives of the Company and its subsidiaries. The Board believes that these plans have proved to be an important means of attracting, holding and motivating key employees.

    The closing price of the Common Stock on the composite tape on February 27, 1998 was $47.625.

DESCRIPTION OF PLAN

    The 1998 Plan will continue major features of the 1995 Plan authorizing the grant through April 30, 2003, of up to 13,000,000 of such stock incentives, which represents approximately 7.8% of the outstanding shares as of February 27, 1998. Of the total available stock incentives, no more than 20% shall be in the form of stock awards. Shares not issued because of the termination of individual stock incentives, or for other reasons, can be reused under the 1998 Plan.

    The 1998 Plan permits the grant of stock incentives to key employees as determined by a committee of disinterested independent directors which, as indicated below under the caption "Administration and Amendment", is expected to be the Compensation Committee. Approximately 500 employees are currently considered eligible for the grant of stock incentives. It is not possible to state the value or number of shares subject to any particular stock incentive to be granted to key employees, since these matters will be determined by the Compensation Committee in the future based on the guidelines described above under the caption "Election of Directors--Executive Compensation--Report of the Compensation and Nominating Committee". It is expected, therefore, that key employees will continue to be granted stock incentives on a basis generally comparable to prior grants. During 1997, all current executive officers as a group were granted options with respect to an aggregate of 865,000 shares of Common Stock at a weighted average exercise price of $34.03 , and all employees as a group were granted options (or stock appreciation rights) with respect to an aggregate of 2,195,850 shares at a weighted average exercise price of $34.10. In addition, stock awards were granted to all current executive officers as a group covering an aggregate of 316,100 shares of Common Stock and to all employees as a group covering an aggregate of 396,500 shares of Common Stock. Information concerning stock incentives granted to the executive officers named in the Summary Compensation Table is set forth under the caption "Election of Directors--Executive Compensation."

    Consistent with the 1995 Plan, the 1998 Plan provides for an annual grant to directors of the Company who are not officers or employees (the "Outside Directors") of options to purchase 2,250 shares of Common Stock. All current directors as a group will therefore be granted options to purchase an aggregate of 15,750 shares annually.

    The 1998 Plan is summarized below. This summary is qualified in its entirety by reference to the text of the 1998 Plan, a copy of which is annexed to this Proxy Statement as Appendix A.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    Stock options and stock appreciation rights are forms of stock incentives which are exercisable only after completion of at least 12 months of employment after the date of grant. Neither options nor stock appreciation rights may be granted at less than the fair market value of the Common Stock on the date of grant. The term of an option or a stock appreciation right cannot exceed ten years. As under the 1995 Plan, the 1998 Plan also permits the cancellation of an option or a stock appreciation right with the consent of the holder by paying a sum equal to any excess of the fair market value over the option price, or transferring to the holder shares with a fair market value equal to such excess, or combining a payment in cash with a transfer of shares. It is not possible to amend, or to cancel and regrant, an option or a stock appreciation right to lower the exercise price.

    Stock appreciation rights entitle the holder to receive the difference between the fair market value of the Common Stock at the time of exercise and the fair market value at the time the rights were granted. Payment may be made, in the sole discretion of the Compensation Committee in shares of Common Stock, in cash or in part Common Stock and part cash. Stock appreciation rights may be granted either independently or in conjunction with options, and may carry dividend equivalents which, as more fully discussed below under the caption "Dividend Equivalents," entitle the holder of the stock appreciation rights to payments equal to the cash dividends paid on shares equal to the number subject to stock appreciation rights.

    Options and stock appreciation rights generally terminate upon the holder's termination of employment. However, if termination is the result of death, disability or retirement, an option or right may be exercised for up to three years following such termination, and the Compensation Committee may similarly extend the period for exercise by up to three years following termination for other reason. Neither the 1995 Plan nor the 1998 Plan permits the exercise of options or rights under any circumstances once they have expired.

    Shares purchased under an option must be paid for in full at the time of the exercise. However, such shares shall be paid for upon such terms as the Compensation Committee may permit, including cash, secured or unsecured debt, or by exchange for other property, including shares of Common Stock. Consequently, if an optionee also holds Common Stock having a fair market value greater than the option price, the optionee may be permitted to exchange the shares the optionee holds for a greater number under the option.

OUTSIDE DIRECTOR STOCK OPTIONS

    As under the 1995 Plan, the 1998 Plan provides that each Outside Director will annually be granted options to purchase 2,250 shares of Common Stock. These grants are made on the date of the first Board of Directors meeting following each year's annual meeting of shareholders. The exercise price will be equal to the fair market value of the Common Stock on the date of grant. The options granted to Outside Directors are fully vested on the date of grant and become exercisable one year from the date of grant. The term of all Outside Director options shall be ten years from the date of grant. If the Outside Director retires or resigns, no options issued to such Outside Director shall be exercisable more than five years following such retirement or resignation and no options shall be exercisable more than three years after an Outside Director's death.

STOCK AWARDS

    The 1998 Plan will continue the provisions of the 1995 Plan permitting the payment of incentive awards in shares of Common Stock. A stock award may, but need not, be contingent in whole or in part, upon continued service with the Company or upon the attainment of certain pre-established Company performance objectives such as earnings per share or return on shareholders equity. Stock subject to an award may be issued at the time the award is granted, or at any time thereafter, or in installments and may be subject to forfeiture as the committee administering the 1998 Plan may determine.

    If the shares are not issued at the time of grant, the Compensation Committee may provide for the payment or crediting of dividend equivalents to the holder. In lieu of issuing shares, the Company may elect to pay cash equal to the then fair market value of the shares otherwise issuable.

DIVIDEND EQUIVALENTS

    Both the 1995 and 1998 Plans permit the granting of dividend equivalents in connection with the grant of stock options, stock appreciation rights or stock awards to key employees. A dividend equivalent is the right to receive, immediately or on a deferred basis, an amount equivalent to all or part of the dividends paid or payable on a share of Common Stock subject to a stock incentive. Dividend equivalents may be awarded either at the time of a stock incentive or at any time thereafter. Dividend equivalents may be credited either in cash, shares of Common Stock or in Common Stock equivalents, valued at fair market value. Common Stock equivalents entitle the holder to receive amounts equivalent to dividends paid on Common Stock or appreciation in value of Common Stock during the period the Common Stock equivalent is held, or both. Amounts representing dividends paid on Common Stock equivalents may either be paid in cash or may be credited in further Common Stock equivalents. As the 1995 Plan has been administered, dividend equivalents have been credited only with regard to stock awards.

ADJUSTMENT AND CHANGE IN CONTROL PROVISIONS

    The 1995 and 1998 Plans provide that in the event of a recapitalization, split-up or consolidation of shares of Common Stock or other significant corporate transaction involving the Company, shares subject to a stock incentive shall be equitably adjusted as to number, classification, exercise price or fair market value (in the case of stock apprciation rights) and date of exercise.

    The 1995 and 1998 Plans also provide that under certain circumstances involving a change in control of the Company, the holders of stock incentives shall have the right to surrender such stock incentives in exchange for a cash payment based upon the then current fair market value of the Common Stock.

ADMINISTRATION AND AMENDMENTS

    The 1998 Plan will be administered by a committee of disinterested independent directors. At present the Compensation Committee has been appointed to administer the 1995 Plan and it is intended that the Compensation Committee will administer the 1998 Plan. The Compensation Committee may exercise all of the authority of the Company under the 1998 Plan except amending the Plan and except that all determinations in respect of awards to any key employee who is also a member of the Board of Directors shall be made, based upon the recommendations of such Committee, by a committee consisting of all "Non-Employee Directors" under Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the regulations promulgated thereunder.

    The 1998 Plan may be amended by the Board at any time without shareholder approval. No such amendment may, however, increase the total number of shares that may be issued under the Plan, permit a person who is not a key employee or Outside Director to be granted a stock incentive, or extend the term of the Plan.

ACCOUNTING TREATMENT

    Under the terms of the 1998 Plan, while the grant or exercise of an option does not result in a charge against earnings, the excess of the fair market value of the Common Stock over the grant price of stock appreciation rights is charged against earnings. Compensation expense arising from stock awards is measured by the market value of the Common Stock and is charged against earnings for the period or periods in which the employee performs the services.

INCOME TAX CONSEQUENCES

    Under present law, a participant who is granted a stock option will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-qualified option (which all options granted under the 1995 Plan have been), the excess of the share's fair market value on the exercise date over the option price will be considered ordinary income. The Company is entitled to a tax deduction at the same time and in the same amount, provided that the Company complies with the applicable reporting requirements under the Code and the regulations promulgated thereunder. Upon the exercise of an incentive stock option (as defined in the Code), no taxable income will be recognized by the participant and the Company is not entitled to a tax deduction by reason of such exercise. However, if shares purchased pursuant to the exercise of an incentive stock option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant, then the difference, with certain adjustments, between the fair market value of the shares at the date of exercise and the option prices will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In the event of a sale of shares purchased upon exercise of either a nonqualified option or an incentive stock option, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss. If shares purchased upon the exercise of a nonqualified option are transferred to the participant subject to restrictions, then, depending upon the nature of the restrictions, the income realized by the participant and the Company's tax deduction may be deferred and measured by the excess of the fair market value of the shares over the option price at the time the restrictions lapse.

    Stock appreciation rights, stock awards and dividend equivalents will not result in taxable income upon grant unless the award is paid at the time of grant. Generally, the above grants will be taxable to the participants as compensation in the year when paid. The participant will recognize income in an amount equal to the sum of the cash and the fair market value of any shares received. The Company is entitled to a deduction at the same time and in the same amount, provided that the Company complies with the applicable Code withholding requirements. Any appreciation or depreciation on the sale of shares after transfer to the participant will result in capital gain or loss, and the Company will have no tax consequences with respect thereto.

    Individual states and local tax authorities may also tax stock incentives awarded under the 1998 Plan.

VOTES REQUIRED

    The affirmative vote of a majority of the votes cast at the Annual Meeting, is required for the adoption of the 1998 Plan, provided that a majority of the outstanding shares votes on the proposal.

    The Board of Directors recommends a vote FOR this proposal and your proxy will be so voted unless otherwise specified.

           3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company and its subsidiaries to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. The appointment of Price Waterhouse LLP is subject to ratification by the shareholders and a resolution for such ratification will be offered at the Annual Meeting. Price Waterhouse LLP has been acting as independent accountants for the Company and its subsidiaries for many years and, both by virtue of its long familiarity with the Company's affairs and its ability, is considered best qualified to perform this important function.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

    The Board of Directors recommends a vote FOR this proposal and your proxy will be so voted unless otherwise specified.

                                 OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the proxy and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote on such matters in accordance with their judgment.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

    Any proposal by a shareholder intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received at the Company's principal executive offices at 200 Chestnut Ridge Road (P.O. Box 8738), Woodcliff Lake, New Jersey 07675, Attn: Secretary, no later than November 12, 1998, for inclusion in the proxy materials relating to that meeting.

    The Company's By-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual meetings of shareholders or pursuant to written shareholder consents. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the By-laws. In connection with any annual meeting, written notice of a shareholder's intention to make such nominations must be given to the Secretary not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual meeting or, if the date of the annual meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual meeting, not later than the seventh day after the date on which notice of such annual meeting is given.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Annual Report to Shareholders for the year ended December 31, 1997 is enclosed with this Proxy Statement. For shareholders who are employees, the Annual Report has been distributed at the Company's facilities.

Dated: March 12, 1998

APPENDIX A

                             INGERSOLL-RAND COMPANY

                          INCENTIVE STOCK PLAN OF 1998

    SECTION 1. PURPOSES: The purposes of the Plan are (a) to provide additional incentives for Key Employees, by authorizing the payment of bonus or incentive compensation in shares of Common Stock and by encouraging Key Employees to invest in shares of Common Stock, thereby furthering their identity of interest with the interests of the Company's shareholders, increasing their stake in the future growth and prosperity of the Company and stimulating and sustaining constructive and imaginative thinking, (b) to enable the Company, by offering incentives comparable to other organizations with which it competes in connection with the employment of senior level individuals, to induce the employment of the most highly-qualified individuals and the continued employment of Key Employees, and (c) to enhance the Company's ability to attract and retain highly-qualified individuals as directors of the Company.

    SECTION 2. DEFINITIONS: Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

    ACT:  The Securities Exchange Act of 1934, as amended.

    AFFILIATE: Used to indicate a relationship with a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified person.

    ASSOCIATE: Used to indicate a relationship with a specified person, (a) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, (c) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a director or officer of the Company or any of its parents or subsidiaries, and (d) any person who is a director, officer or partner of such specified person or of any corporation (other than the Company or any wholly-owned Subsidiary), partnership or other entity which is an Affiliate of such specified person.

    BENEFICIAL OWNER: As such term is defined by Rule 13d-3 under the Act (or any successor provision at the time in effect); PROVIDED, HOWEVER, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any of the Company's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

    BOARD OF DIRECTORS OR BOARD:  The Board of Directors of the Company.

    CHANGE IN CONTROL OF THE COMPANY: The occurrence of either of the following:

    (a) any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, unless a majority of the Continuing Directors determines in their sole discretion that, for purposes of the Plan, a Change in Control of the Company has not occurred; or

    (b) the Continuing Directors shall at any time fail to constitute a majority of the members of the Board of Directors.

    CODE:  The Internal Revenue Code of 1986, as amended from time to time.

    COMMITTEE: Such committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12.

    COMMON STOCK: The Common Stock of the Company, par value $2 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of paragraph (a) of Section 10.

    COMMON STOCK EQUIVALENTS: Such of the rights and benefits of the actual owner of shares of Common Stock as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may determine, including the right to receive dividends and the right to receive the amount of appreciation in value, if any, on such shares of Common Stock from the date the grant of such Common Stock Equivalents became effective until they become payable to the holder.

    COMPANY:  Ingersoll-Rand Company, a New Jersey corporation.

    CONTINUING DIRECTOR: A director who either was a member of the Board on April 24, 1998, or who became a member of the Board subsequent to such date and whose election, or nomination for election by the Company's shareholders, was Duly Approved by the Continuing Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such person is named as a nominee for director, PROVIDED, HOWEVER, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

    DISABILITY: Such term as defined under the pension, retirement or appropriate benefit plan or plans of the Company or a Subsidiary applicable to the Key Employee.

    DIVIDEND EQUIVALENTS: A right to receive immediately or on a deferred basis, whether or not subject to forfeiture, an amount equivalent to all or part of dividends paid or payable on a share of Common Stock subject to a Stock Incentive.

    DULY APPROVED BY THE CONTINUING DIRECTORS: An action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

    FAIR MARKET VALUE: As applied to any date, the mean between the high and low sales prices of a share of Common Stock on such date in New York Stock Exchange Composite Transactions, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no such sales were made on such date, on the next preceding date on which there were such sales so reported. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be the closing sales price of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common

Stock, as reported by the National Association of Securities Dealers Inc. Automated Quotations system or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the Fair Market Value shall be determined in good faith by the Continuing Directors.

    INCENTIVE COMPENSATION: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice and whether payable currently or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary.

    INDEPENDENT DIRECTORS COMMITTEE: The members of the Board who satisfy the requirements to be both (a) "Non-Employee Directors" within the meaning of Rule l6b-3 under the Act (or any successor rule or regulation), and (b) "outside directors" within the meaning of Section 162(m) of the Code and the rules and regulations promulgated thereunder (or any successor provision, rules or regulations).

    KEY EMPLOYEE: An employee of the Company or a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee (or the Independent Directors Committee, with respect to employees who are also members of the Board), can contribute significantly to the growth and successful operations of the Company or such Subsidiary. The granting of a Stock Incentive to an employee pursuant to the Plan shall be deemed a determination that such employee is a Key Employee.

    OUTSIDE DIRECTOR: A member of the Board who is not an officer or employee of the Company, a Subsidiary or Affiliate.

    OPTION:  An option to purchase a share of Common Stock.

    PLAN: The Incentive Stock Plan of 1998 herein set forth as the same may from time to time be amended.

    RETIREMENT: Such term as defined under the pension or retirement plan or plans of the Company or a Subsidiary applicable to the Key Employee, pursuant to which the Key Employee is receiving or will, upon such retirement, be entitled to receive retirement benefits.

    STOCK APPRECIATION RIGHT: A right to receive a number of shares of Common Stock, or, with the approval of the Committee (or the Independent Directors Committee in the case of grants to employees who are also members of the Board), cash, in either event based on the increase in the Fair Market Value of the number of shares of Common Stock subject to such right, as set forth in Section 7.

    STOCK AWARD: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future. As provided in
Section 5, Stock Awards may be designated as Employment Stock Awards or Performance Stock Awards.

    STOCK INCENTIVE: A Stock Incentive granted under the Plan in one of the forms provided for in Section 3.

    SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

SECTION 3. GRANTS OF STOCK INCENTIVES:

    (a) Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant Stock Incentives to, and only to, Key Employees; PROVIDED, HOWEVER, that a Stock Incentive may be granted to a Key Employee who at the time of such grant is a member of the Board of Directors only by the Independent Directors Committee based upon a recommendation of the Committee.

    (b) Stock Incentives may be granted in the following forms:

            (i) a Stock Award, in accordance with Section 5, or

            (ii) an Option, in accordance with Section 6, or

           (iii) a Stock Appreciation Right, in accordance with Section 7, or

            (iv) any combination of the foregoing.

SECTION 4. STOCK SUBJECT TO THE PLAN:

    (a) Subject to the provisions of paragraph (c) of this Section 4 and of paragraph (a) of Section 10, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under the Plan shall not exceed 13,000,000 shares of Common Stock. Of the total available Stock Incentives not more than 20% shall be in the form of Stock Awards. No Key Employee shall be granted in the aggregate Stock Incentives (excluding Stock Awards) relating to more than 15% of the aggregate number of shares of Common Stock issuable or transferable under the Plan.

    (b) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; PROVIDED, HOWEVER, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company irrespective of whether such shares are entered in a special account for purposes of the Plan, and shall be available for any corporate purpose.

    (c) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive, or, subject to the provisions of paragraph (i) of Section 6 and paragraph (d) of Section 7, for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company or a Subsidiary because of an employee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Company or a Subsidiary, shall no longer be charged against the limitation provided for in paragraph (a) of this Section 4 and may again be made subject to Stock Incentives.

SECTION 5. STOCK AWARDS: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

    (a) A Stock Award shall be granted only (i) in payment of Incentive Compensation that has been earned or (ii) as Incentive Compensation to be earned.

    (b) Shares of Common Stock subject to a Stock Award may be issued or transferred to a Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Committee (or the Independent Directors Committee, as the case may be) may provide for the payment or crediting to such Key Employee of Dividend Equivalents. Any amount payable in shares of Common Stock under the terms of a Stock Award may, in the discretion of the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

    (c) A Stock Award shall contain such terms and conditions as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine with respect to payment or forfeiture of all or any part of the Stock Award upon termination of employment or the occurrence of other circumstances.

    (d) A Stock Award shall be subject to such other terms and conditions, including, without limitation, restriction on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine; PROVIDED, HOWEVER, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, provided the Stock Award is consistent with the Plan and incorporates it by reference.

    (e) All or part of a Stock Award may be designated as an Employment Stock Award, as to which the shares so designated shall only be issued if the Key Employee to whom such Stock Award has been granted meets the employment terms and conditions specified by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) at the time such Stock Award is granted.

    (f) All or part of a Stock Award may be designated as a Performance Stock Award, as to which the shares so designated shall only be issued if certain pre-established performance goals are met during the term of the grant. The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may establish such performance goals in writing at the time the Performance Stock Award is granted subject to these performance restrictions or it may establish such goals early in each year during the term of the grant, provided it indicates, at the time of grant, what portion of the Performance Stock Award will be available to be earned each year during the term of the award based on each year's performance goals. The performance goals established by the Committee (or the Independent Directors Committee, as the case may be) may be based, among other factors, upon the attainment of specified earnings per share, return on asset or asset management goals or upon the Company's total return to shareholder ranking relative to a pre-established comparator group of companies. Shares subject to a Performance Stock Award granted to any individual whose compensation from the Company is covered by Section 162(m) of the Code shall be issued only after the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) certifies in writing that the performance goals have been met.

SECTION 6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

    (a) The price per share at which a share subject to an Option may be purchased shall be determined by the Committee (or the Independent Directors Committee in the case of an Option grant to a Key Employee who is also a member of the Board), but in no instance shall such price be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.

    (b) Each Option shall expire at such time as the Committee (or the Independent Directors Committee, as the case may be) may determine on the date such Option is granted, but no later than ten years from the date such Option is granted. The Committee (or the Independent Directors Committee, as the case may be) may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date such Option is granted and any such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan.

    (c) The Option may be exercised solely by the person to whom it is granted, except as hereinafter provided in the case of such person's death or Disability. During the lifetime of the optionee, the Option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

    (d) Each optionee must complete twelve months of continuous employment with the Company or Subsidiary, or both, before any part of the Option may be exercised by such optionee (subject to the provisions of paragraph (f) below).

    (e) After the completion of the required period of employment, the Option may be exercised, in whole or in part, and from time to time during the balance of the term of the Option, subject to the terms and conditions specified in the Option or by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board).

    (f) Unless otherwise determined by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), each Option shall terminate if and when the optionee shall terminate employment with the Company and its Subsidiaries, except that if the optionee shall die or become subject to a Disability while in the employ of the Company or of a Subsidiary, then the Option shall be exercisable within such period as shall be set forth in the Option, by the optionee or by such person or persons as shall have acquired the optionee's rights under the Option by will or by the laws of descent and distribution, or by the optionee's guardian, conservator or similar legal representative, but not later than three years after the date of death or Disability. In the event of the Retirement of the optionee, if the optionee shall have completed at least twelve months of continuous employment (or such shorter period as the Committee, or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board, may determine) then the Option shall be exercisable within such period as shall be set forth in the Option but not later than three years after the date of Retirement (or such longer period as the Committee, or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board, may determine).

    (g) Shares purchased under the Option shall be paid for in full at the time of the exercise of the Option as to such shares upon such terms as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may approve, including cash, secured or unsecured indebtedness, by exchange for other property (including shares of Common Stock), by delivery of irrevocable instructions to a financial institution to deliver promptly to the Company the portion of sale or loan proceeds sufficient to pay the Option exercise price, or otherwise.

    (h) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may at any time and from time to time provide for the payment to an optionee of Dividend Equivalents.

    (i) The Option agreements or Option grants authorized by the Plan may contain such other provisions as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) shall deem advisable. Without limiting the foregoing, if so authorized by the Committee (or the Independent Directors Committee, as the case may be) and subject to such terms and conditions as are specified in the Option or by the Committee (or the Independent Directors Committee, as the case may be), the Company may, with the consent of the holder of the Option, and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and discharge its obligation in respect of the Option either by payment to the holder of an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or by the issuance or transfer to the holder of shares of Common Stock with the Fair Market Value, at such time or times equal to any such excess, or by a combination of cash and shares. The number of shares of Common Stock subject to the Option, or portion thereof, so cancelled shall, in the event that a payment of money or transfer of shares is made by the Company in respect of such cancellation, be charged against the maximum limitation set forth in paragraph (a) of Section 4 of the Plan.

    (j) Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

SECTION 7. STOCK APPRECIATION RIGHTS:

    (a) Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option, or may be granted independently of the grant of an Option.

    (b) If granted in connection with an Option, Stock Appreciation Rights shall entitle the holder of the related Option, upon surrender of the Option, or any portion thereof, to exercise the Stock Appreciation Rights, to the extent unexercised, and to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c) (iii) of this Section 7. Such Option shall, to the extent so surrendered, thereupon cease to be exercisable. If granted independently of an Option, Stock Appreciation Rights shall entitle the holder of the Stock Appreciation Rights to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c) (iii) of this Section 7.

    (c) Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board):

        (i) If granted in connection with an Option, Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable, except that, at the time of granting such Stock Appreciation Rights, the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may provide that the period during which such Stock Appreciation Rights may be exercised shall expire prior to the expiration of the period during which the related Option may be exercised. If granted independently of an Option, Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee (or the Independent Directors Committee, as the case may be) at the time of the grant of the Stock Appreciation Rights but, unless otherwise determined by the Committee (or the Independent Directors Committee, as the case may be), in no event later than the date the employment of the holder of the Stock Appreciation Rights shall have terminated other than by reason of death, Disability or Retirement. In the event of termination of employment by reason of death or Disability, Stock Appreciation Rights shall be exercisable for such period as the Committee (or the Independent Directors Committee, as the case may be) may specify at the time of granting of the Stock Appreciation Rights, but in no event later than three years after such termination of employment by the holder of the Stock Appreciation Rights or by the beneficiary designated pursuant to paragraph (l) of Section 13, and in the case of Retirement, no later than three years after the date of such Retirement. Unless otherwise determined by the Committee (or the

    Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), each Stock Appreciation Right shall terminate if and when the holder thereof shall terminate employment with the Company and its Subsidiaries for reasons other than the death, Disability or Retirement of such holder.

        (ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed at least twelve months of continuous service with the Company or a Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted.

        (iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of shares equal in Fair Market Value on the date of exercise to the amount by which the Fair Market Value of one share of Common Stock on the date of such exercise shall exceed the Fair Market Value of a share of Common Stock on the date of grant of such Stock Appreciation Rights multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The Company may determine, by action of the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), to settle all or any part of its obligation arising out of an exercise of Stock Appreciation Rights by the payment of cash equal to the aggregate value of shares of Common Stock (or a fraction of a share) that it would otherwise be obligated to deliver under the preceding sentence of this paragraph (c) (iii) of Section 7.

    (d) To the extent that Stock Appreciation Rights shall be exercised, an Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitation set forth in the Plan under which such Option shall have been granted. In the case of Stock Appreciation Rights granted independently of an Option, the number of shares of Common Stock in respect of which such Stock Appreciation Rights shall be exercised shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

    (e) If so directed by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) at any time and from time to time, the grant of Stock Appreciation Rights may provide for payment of Dividend Equivalents to the holder of the Stock Appreciation Rights.

    (f) Stock Appreciation Rights may provide that, upon exercise of such Stock Appreciation Rights, the shares or cash, as the case may be, which the holder of such Stock Appreciation Rights shall be entitled to receive, shall be distributed or paid in such installments and over such number of years as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may direct, with distribution or payment of each such installment contingent upon continued services of the employee to the Company or a Subsidiary, or both (except for death, Disability, Retirement or termination of employment by the Company or with its consent), to the time for distribution or payment of such installment.

SECTION 8. DIVIDEND EQUIVALENTS:

    A grant of Dividend Equivalents shall be made subject to such terms and conditions as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may determine, and may be awarded only in connection with a Stock Incentive granted under
Section 5, 6 or 7. Dividend Equivalents may be awarded either at the time of grant of a Stock Incentive or at any time thereafter during the term of the Stock Incentive. Dividend Equivalents may be payable or credited either in cash, shares of Common Stock, or in Common Stock Equivalents. If credited in Common Stock or in Common Stock Equivalents, they shall be credited at the Fair Market Value of a share of Common Stock on the day of such crediting. The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may provide that any amounts representing dividends earned by Common Stock Equivalents may either be paid currently or credited in cash or in Common Stock or that they may be represented by further Common Stock Equivalents, or any combination thereof. The Committee (or the Independent Directors Committee, as the case may be) may provide that when Common Stock Equivalents shall become payable to the holder, they may be paid in cash or in shares of Common Stock, or a combination of both. To the extent that any payment to the holder with respect to Dividend Equivalents is made in shares of Common Stock, the number of shares of Common Stock used for such payment shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

SECTION 9. OUTSIDE DIRECTORS' OPTIONS:

    (a) On the date of the first Board of Directors meeting after each annual meeting of the shareholders, each Outside Director shall automatically be granted Options to purchase 2,250 shares of Common Stock. In the event an adjustment is made under the provisions of Section 10 in the outstanding unexercised Options granted to Outside Directors hereunder, a similar adjustment shall be made in the number of Options to be granted to Outside Directors subsequent to the effectiveness of such adjustment. Notwithstanding the foregoing, Options shall not be granted under the Plan to an Outside Director who on the date referred to above in this paragraph (a) of Section 9 is awarded Options under another Incentive Stock Plan of the Company.

    (b) The price at which each share of Common Stock covered by Options granted to Outside Directors may be purchased shall be the Fair Market Value of the Common Stock on the date the Options are granted.

    (c) Options granted to Outside Directors hereunder shall be fully vested on the date of grant and shall become exercisable on the first anniversary of such date of grant. Such Options may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five years following retirement or resignation, provided that in no event shall any such Option be exercisable more than ten years after the date of grant.

    (d) In the event of the death of an Outside Director, the Options shall be exercisable only within the three years next succeeding the date of death, and then only by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Options shall pass by the Outside Director's will or the laws of descent and distribution, provided that in no event shall the Option be exercisable more than ten years after the date of grant.

    (e) Except as expressly provided in this Section 9, Options granted to Outside Directors shall be subject to the terms and conditions of Section 6 regarding the terms of Options and to the other relevant provisions of the Plan.

SECTION 10. ADJUSTMENT AND CHANGE IN CONTROL PROVISIONS:

    (a) In the event that any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, or new, different or additional shares of other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (i) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (ii) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding Options and other Stock Incentives, (iv) the Fair Market Value of a share of Common Stock on the date of grant of outstanding Stock Appreciation Rights, (v) the dates or events upon which Options and Stock Appreciation Rights may be exercised, which may, in appropriate instances, be related to specific dates or events under any of the aforesaid actions, and (vi) the price to be paid per share by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such share or other securities, shall in each case be equitably adjusted. In addition, the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may, in its discretion, make the adjustments described above in this paragraph (a) of
Section 10 in the event the Company pays a cash dividend in respect of the Common Stock other than a regular quarterly dividend.

    (b) Notwithstanding any other provision of the Plan to the contrary (and notwithstanding any requirement that conditions the receipt of benefits of a Stock Incentive granted hereunder on the completion of a specified period of employment by the holder thereof or on the attainment of certain performance goals by the Company or any group, subsidiary or division thereof), in the event of a Change in Control of the Company the holders of Stock Incentives outstanding as of the date of the occurrence of the Change in Control of the Company shall have the right to surrender such Stock Incentives within the 60-day period following the occurrence of the Change in Control of the Company and to receive cash as consideration for such surrender in accordance with the following:

        (i) A holder of a Stock Award being surrendered shall be entitled to the amount equal to the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs, multiplied by the number of shares in respect of which the Stock Award shall have been surrendered.

        (ii) A holder of Options being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the exercise price of one share of Common Stock subject to such Option, multiplied by the number of shares in respect of which the Option shall have been surrendered.

        (iii) The holder of Stock Appreciation Rights being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights (as adjusted, if applicable under the terms of the Plan), multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been surrendered. Stock Appreciation Rights granted in connection with the grant of Options may be surrendered only if surrendered together with the surrender of the related Options and the holder thereof shall be entitled to the payment described in this subparagraph (iii) only.

        (iv) All payments to be made pursuant to this paragraph (b) of Section 10 shall be made within ten days of the delivery of written notice of such surrender by the holder to the Company.

SECTION 11. TERM: The Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Incentives shall be granted under the Plan after April 30, 2003.

SECTION 12. ADMINISTRATION:

    (a) The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board; PROVIDED, HOWEVER, that no director shall be designated as or continue to be a member of the Committee, unless such director shall be (i) a "Non-Employee Director" within the meaning of Rule l6b-3 under the Act (or any successor rule or regulation) and (ii) an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (or any successor provision, rules or regulations).

    (b) The Committee shall have full authority to act for the Company under the Plan, except (i) to the extent the Plan delegates such authority to the Independent Directors Committee or (ii) the authority to amend or discontinue the Plan, which power shall be solely that of the Board. All actions of the Independent Directors Committee shall be based upon recommendations of the Committee.

    (c) The Committee may establish such rules and regulations not inconsistent with the provisions of the Plan as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

    (d) Any action required or permitted to be taken by the Committee (or the Independent Directors Committee) under the Plan shall require the affirmative vote of a majority of all the members of the Committee (or the Independent Directors Committee, as the case may be). The Committee (or the Independent Directors Committee) may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all of the members of the Committee (or the Independent Directors Committee), and any such written determination shall be as fully effective as a unanimous vote at a meeting.

    (e) Members of the Committee and the Independent Directors Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

SECTION 13. GENERAL PROVISIONS:

    (a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may direct and, without limiting the generality of the foregoing, provision may be made in the grant of Stock Incentives that shares issued or transferred upon their grant or exercise shall be subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such Stock Incentives.

    (b) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may fix a uniform date, within any specified period, either before or after the date so fixed, as of which any exercise of an Option or Stock Appreciation Rights shall be deemed to be effective.

    (c) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may, in its discretion, in the event of termination of employment with the consent of the Company or the death, Retirement or Disability of the holder of a Stock Incentive, reduce the period of employment required before such Stock Incentive may be exercised.

    (d) In the event of the termination of employment with the consent of the Company of an optionee or a Key Employee who is a holder of Stock Appreciation Rights, other than by death, Retirement or Disability, the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may extend the period during which such Options or Stock Appreciation Rights may be exercised after the date of termination of employment but not beyond the expiration date of the term of the Options or Stock Appreciation Rights.

    (e) Whether an authorized leave of absence or an absence for military or government service shall constitute termination of employment or interruption of required additional continuous employment for the purpose of the Plan shall be determined by the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board).

    (f) Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

    (g) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with applicable legal requirements.

    (h) No holder of a Stock Incentive (individually or as a member of a group), and no beneficiary or other person claiming under or through such holder, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to such individual.

    (i) The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment.

    (j) In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

    (k) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Stock Incentive.

    (l) No Stock Incentive and no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish, a beneficiary may be designated in respect of a Stock Incentive in the event of the death of the holder of such Stock Incentive and except that if such beneficiary shall be the executor or administrator of the estate of the holder of such Stock Incentive, any rights in respect of such Stock Incentive may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive or, in the case of intestacy, under the laws relating to intestacy. A Stock Incentive shall be exercisable during the lifetime of the holder thereof only by the holder or by the holder's guardian, conservator or similar legal representative.

    (m) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

    (n) The place of administration of the Plan shall conclusively be deemed to be within the State of New Jersey and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of New Jersey. Without limiting the generality of the foregoing, the period within which any action must be commenced arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, shall be governed by the laws of the State of New Jersey, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

SECTION 14. AMENDMENT OR DISCONTINUANCE OF PLAN:

    (a) The Plan may be amended by the Board at any time; PROVIDED, HOWEVER, that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) amends the provisions of paragraph (a) of
Section 12 with respect to the eligibility of the members of the Committee,
(iii) permits any person to be granted a Stock Incentive who is not at the time of such grant a Key Employee or an Outside Director, (iv) amends Section 11 to extend the term of the Plan, or (v) amends this Section 14.

    (b) The Board may by resolution adopted by a majority of the entire Board discontinue the Plan.

    (c) No amendment or discontinuance of the Plan shall adversely affect any Stock Incentive theretofore granted without the consent of the holder thereof.

DIRECTIONS TO
INGERSOLL-RAND
WOODCLIFF LAKE
NEW JERSEY

FROM J.F. KENNEDY AIRPORT -
Take the Van Wyck
Expressway
North to the Grand Central
Parkway West to Triboro
Bridge.
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
Cross Triboro Bridge and
take the
Major Deegan Expressway
North
to the George Washington
Bridge.
Cross the George Washington
Bridge and take Interstate
Route
80 West to Garden State
Parkway
North to Exit 171.

Leave the Garden State
Parkway
at Exit 171, turn left at
Glen Road,
cross under the Garden
State
Parkway and turn left on
Chestnut
Ridge Road south
approximately
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
3/4 of a mile to
Ingersoll-Rand.

FROM LAGUARDIA - Take the    FROM MANHATTAN - Take the    State Parkway connection is
Grand Central Parkway West   West Side Highway North to   Schoolhouse Road. Turn left
and                          the                          off the ramp on Schoolhouse
follow the same route as     Henry Hudson Parkway to the  Road and travel one mile to
described                    George Washington Bridge.    Summit Avenue. Turn right
above from J.F. Kennedy      Then                         on
Airport.                     follow the same route as     Summit Avenue and proceed
FROM NEWARK - Take the New   described                    approximately one mile to
Jersey Turnpike North to     above from J.F. Kennedy      Chest-
Interstate                   Airport.                     nut Ridge Road. Turn left
Route 80 West and follow     FROM THE NEW YORK THRUWAY -  on
the                          Follow signs leading to the  Chestnut Ridge Road and
same route as described      Garden State Parkway. The    continue south
above                        first                        approximately two
from J.F. Kennedy Airport.   exit southbound on the       miles to Ingersoll-Rand.
                             Garden
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
                             INGERSOLL-RAND COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 1998

    The undersigned hereby appoints JAMES E. PERRELLA, J. FRANK TRAVIS and
PATRICIA NACHTIGAL or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of stock of Ingersoll-Rand Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, on Friday, April
24, 1998, at 11:00 A.M., or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 12, 1998, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

    The nominees for election as directors are C. J. Horner, O. R. Smith and J.
F. Travis.

   PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING
                                   ENVELOPE.

(INSTRUCTION: To withhold authority to vote for any individual nominee, enter the nominee's name on the line below).
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
   1.      ELECTION OF DIRECTORS
           The Board Recommends a Vote FOR All Nominees                      FOR / /
           Listed on the Reverse Side Hereof                              All Nominees
                                                            (except as marked to the contrary below)

   1.
                    WITHHOLD AUTHORITY / /
                         All Nominees
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(INSTRUCTION: to withhold authority to vote for an individual nominee, enter the nominee's name on the line below).

--------------------------------------------------------------------------------
2. ADOPTION OF INCENTIVE STOCK PLAN OF 1998

   The Board Recommends a vote FOR the Adoption

 FOR / /  AGAINST / / ABSTAIN / /

3. RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

   The Board Recommends a Vote FOR the Appointment

 FOR / /  AGAINST / / ABSTAIN / /

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

    If no contrary specifications are made above, this proxy will be voted FOR Items 1, 2 and 3.
                                             Date _______________________ , 1998
                                             Signature _________________________
                                             Signature _________________________

                                             Please sign exactly as name(s)
                                             appear on this proxy. Executors,
                                             administrators, trustees, etc.
                                             should give full title.